UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)             The 2014 Annual Meeting was held on June 5, 2014.

(b)             At the 2014 Annual Meeting, the stockholders elected all of Time Warner Cable Inc.’s (the “Company”) nominees for director; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2014; and approved the advisory vote on the Company’s executive compensation. Stockholder proposals regarding (i) disclosure of lobbying activities and (ii) prohibition on accelerated vesting of equity awards in a change in control failed having received “for” votes from less than a majority of the votes duly cast by the holders of the Company’s common stock, par value $0.01 per share.

A.	Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carole Black	218,499,355	3,957,464	266,755	19,888,766
Glenn A. Britt	220,737,529	1,724,303	261,742	19,888,766
Thomas H. Castro	220,998,301	1,447,230	278,043	19,888,766
David C. Chang	219,730,503	2,717,137	275,934	19,888,766
James E. Copeland, Jr.	221,096,572	1,351,215	275,787	19,888,766
Peter R. Haje	170,732,253	51,719,282	272,039	19,888,766
Donna A. James	221,378,713	1,076,355	268,506	19,888,766
Don Logan	220,464,236	1,988,604	270,734	19,888,766
Robert D. Marcus	215,478,074	4,777,204	2,468,296	19,888,766
N.J. Nicholas, Jr.	216,634,298	5,824,054	265,222	19,888,766
Wayne H. Pace	219,895,897	2,553,361	274,316	19,888,766
Edward D. Shirley	218,484,612	3,962,814	276,148	19,888,766
John E. Sununu	218,715,555	3,732,745	275,274	19,888,766

B.	Ratification of Ernst & Young LLP as Independent Auditors:

Votes For	234,448,471
Votes Against	2,380,025
Abstentions	5,783,844

C.	Advisory Vote on Executive Compensation:

Votes For	134,199,580
Votes Against	81,663,560
Abstentions	6,860,434
Broker Non-Votes	19,888,766

D.	Stockholder Proposal Regarding Disclosure of Lobbying Activities:

Votes For	68,453,578
Votes Against	140,808,841
Abstentions	13,461,155
Broker Non-Votes	19,888,766

E.	Stockholder Proposal Regarding Prohibition on Accelerated Vesting of Equity Awards in a Change in Control:

Votes For	71,791,527
Votes Against	143,527,060
Abstentions	7,404,987
Broker Non-Votes	19,888,766

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 11, 2014